Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

Registration Statements on Form S-8
(No. 333-42068)
(No. 333-80839)

Registration Statements on Form S-3
(No. 333-49958)
(No. 333-34042)
(No. 333-90677)
(No. 333-75213)
(No. 333-36178)

We hereby consent to the incorporation by reference in the above referenced Registration Statements of The Goldman Sachs Group, Inc. and Subsidiaries (the “Company”) of our report dated January 12, 2001, relating to the consolidated statement of financial condition and the related consolidated statements of income, changes in members’ equity and cash flows of SLK LLC and Subsidiaries, which appears in the Current Report on Form 8-K of the Company dated January 16, 2001.

/s/ PricewaterhouseCoopers LLP

New York, New York
January 16, 2001